Exhibit 10.6

PENN NATIONAL GAMING, INC.
PERFORMANCE SHARE PROGRAM

ARTICLE 1.
PURPOSE

This Penn National Gaming, Inc. Performance Share Program (as it may be amended or restated from time to time, the “Program”) has been adopted by the Compensation Committee of the Board of Directors of Penn National Gaming, Inc. (the “Company”), as a defined program under the Company’s  2018 Long Term Incentive Compensation Plan (as amended from time to  time, the “LTIP”), and is intended to assist in  attracting, motivating and retaining key executives who are expected to contribute meaningfully to the development and growth of the Company by providing such individuals with an additional equity-based incentive for outstanding performance, in this case, one tied directly to the Company’s financial performance.  The Program and Awards hereunder are made under and are subject to the terms of the LTIP, including the limitation on the maximum Award that may be granted to a Participant pursuant to Section 7.2 of the LTIP.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

The defined terms used in this Program without definition shall have the meanings set forth in the LTIP, unless varied in this Program.  In addition, wherever the following terms are used in the Program, they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1          “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.2          “Award” means, with respect to each Participant, an award of Restricted Stock made under the LTIP and subject to the provisions of this Program.

2.3          “Award Certificate” means the Certificate setting forth the specific terms of each Award granted under this Program.

2.4          “Award Period” means three consecutive Performance Periods, beginning with the first such Performance Period on or after January 1, 2018 and ending within 90 days after the third such Performance Period on the date the Committee makes its determination with respect to final vesting of the Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII of the LTIP.  Notwithstanding the foregoing, no new Award Period shall commence on or after the date upon which a Change of Control occurs, unless otherwise determined by the Committee.

2.5          “Award Target” means, with respect to each Participant for an Award Period, a percentage of such Participant’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares.  One-third of the Award Target will apply to each of the Performance Periods in an Award Period.

2.6          “EBITDA” means, on an annual basis, the Company’s total earnings before interest taxes depreciation and amortization, as calculated by the Committee.

2.7          “Eligible Employee” means any person who is an executive and determined by the Committee to be eligible to participate in the Program.

2.8          “Entry Level EBITDA” means, with respect to a Performance Period, 85% of the Performance Goal established by the Committee with respect to such Performance Period.

2.9          “Maximum Level EBITDA” means, with respect to a Performance Period, 115% of the Performance Goal established by the Committee with respect to such Performance Period.

2.10        “Participant” means an Eligible Employee who has received an Award under the Program pursuant to Article 3. For purposes of the LTIP, references to “Grantee” in the LTIP will refer to a Participant hereunder.

2.11        “Performance Goal” means, with respect to each Performance Period, the target level of EBITDA that must be achieved in order for a Participant’s Performance Shares to be credited to his or her account.  Achievement of the Performance Goal means that the EBITDA equals or exceeds the Entry Level EBITDA for a Performance Period.

2.12        “Performance Shares” means the number of shares of Restricted Stock equal to the Award Target, calculated by dividing the Award Target amount by the closing price of the Company’s Common Stock, as of the day immediately prior to the date the Award is granted.

2.13        “Performance Period” means each one-year period commencing on the first day of the first, second and third calendar year in each Award Period and ending on the last day of such calendar year or, if earlier, the date of Participant’s Termination of Service following a Change of Control in accordance with Article XIII of the LTIP.

2.14        “Restriction Period” means the period beginning on the date an Award is made and ending at the end of the applicable Award Period, subject to acceleration as set forth in Section 4.3.

2.15        “Shares” means shares of Common Stock.

2.16        “Target Level EBITDA” means, with respect to a Performance Period, 100% of the Performance Goal established by the Committee with respect to such Performance Period.

2.17        “Termination of Service” means the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, for purposes of the Program, a Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
PARTICIPATION AND AWARDS

3.1          Participation.  The Committee shall establish the Participants eligible to receive an Award under the Program within the first 90 days of an Award Period for such Eligible Employee in its sole discretion (subject to the terms of any applicable employment agreement).

3.2          Awards and Award Certificates.

(a)           As soon as administratively feasible after the first day of each Award Period the Committee shall establish in writing the Award terms, including the Award Target and the applicable Performance Goals, the Entry Level EBITDA, Target Level EBITDA and Maximum Level EBITDA for the first Performance Period (such that at all times the Maximum Level EBITDA is equal to or higher than the Target Level EBITDA, which in turn is equal to or higher than the Entry Level EBITDA), and the Restriction Period. Thereafter the Committee shall establish the applicable Performance Goals for each of the second and third Performance Period in an Award Period within 90 days after the first day of each such Performance Period. The targets and other amounts established by the Committee pursuant to the preceding sentences shall in each case be subject to adjustment as determined by the Committee in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

(b)           The Company shall provide an Award Certificate to each Eligible Employee who becomes a Participant with respect to an Award Period as promptly as practicable.  After the Committee establishes the Performance Goals applicable to the second and third Performance Periods, the Company will notify the Participant in writing of such Performance Goals.

ARTICLE 4.
DETERMINATION OF PERFORMANCE GOAL ACHIEVEMENTS AND AWARD PAYOUTS

4.1          Determinations and Certification by the Committee.

(a)           As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement (i.e., at or below the Entry Level EBITDA, between the Entry Level EBITDA and the Target Level EBITDA, between the Target Level EBITDA and the Maximum Level EBITDA, or above the Maximum Level EBITDA).

Upon such determination, the Participant will have credited to his or her account the number of Performance Shares for such Performance Period based upon the following:

•                                          If the Performance Goal is less than the Entry Level EBITDA, no Performance Shares are credited to the Participant;

•                                          If the Performance Goal is achieved at the Entry Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 50% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at the Target Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 100% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at or above the Maximum Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 150% of one-third of the Award Target applicable to such Performance Period;

•                                          If the Performance Goal is achieved at an amount between 85% (the Entry Level EBIDTA) and 100% (the Target Level EBITDA), the number of credited Performance Shares shall be determined in accordance with straight line interpolation and adjusted accordingly, and if the Performance Goal is achieved at an amount between 100% (the Target Level EBITDA) and 115% (the Maximum Level EBITDA), the number of  credited Performance Shares shall be determined in accordance with straight line interpolation and adjusted accordingly.  For example, if one-third of Award Target constitutes 16,000 Performance Shares and the Performance Goal is achieved at a 110% level, then the Performance Shares credited for that Performance Period would be 21,360(1).

Any Performance Shares credited in accordance with this Section 4.1 shall remain subject to the Restriction Period until the end of the Award Period and the subsequent determination by the Committee of the Performance Goal achieved and Performance Shares credited for the third Performance Period, unless the lapse of the Restriction Period is accelerated as set forth in Section 4.3 of this Program.

(b)           Maximum Restricted Stock Award Limitation.  Notwithstanding any provision of this Program, in no event shall the Restricted Stock awarded under the Program to a Participant exceed the limitation set forth in Section 7.2 of the LTIP.

4.2          Continued Eligibility for and Forfeiture of Awards.

(a)           Continued Eligibility.  Except as provided in Section 4.3, each Participant who receives an Award must remain continuously employed by the Company or any Subsidiary from the date he or she receives such Award until the last day of the Award Period.

(1)  Rounded up, consistent with Company practice.

(b)           Forfeiture.  Except as provided under Section 4.3, if a Participant has a Termination of Service prior to the last day of an Award Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for any Performance Periods within that Award Period, regardless of whether any Performance Shares have been to his or her account under Section 4.1.

4.3          Lapse of Forfeiture Restrictions on Awards.  Forfeiture restrictions shall lapse upon a Participant’s Termination of Service following a Change of Control according to the terms of the LTIP.  Additionally, such restrictions shall lapse upon the following:

(a)           Involuntary Termination of Service.  If a Participant has an involuntary Termination of Service without Cause prior to the last day of an Award Period, such Participant shall be entitled to receive the issuance of Shares credited to his or her account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her termination.  The Committee has the discretion to vary this Section 4.3(a) prior to the date of termination.  All remaining Performance Shares that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of termination.

(b)           Death and Disability.  A Participant who dies or becomes Disabled prior to the last day of an Award Period shall be entitled to receive the issuance of Performance Shares credited to his or her account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her death or Disability, and a pro-rata portion of the Performance Shares applicable to the Performance Period in which such death or Disability occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares credited to the Participant’s account shall lapse on the date of death or Disability, and the Company shall issue such Shares promptly to the Participant or to his or her estate.  The Performance Shares for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until the Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made at the same time as issued to other Participants, and the Shares issued promptly thereafter.  All remaining Performance Shares that were not credited to the Participant’s account and with respect to which the forfeiture restrictions have not lapsed shall be forfeited on the date of the Committee’s determination.

(c)           Retirement. A Participant who retires from service prior to the last day of an Award Period shall be entitled to receive the issuance of Shares credited to the Participant’s account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her Retirement, and a pro-rata portion of the Performance Shares applicable to the Performance Period in which such Retirement occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares credited to the Participant’s account shall lapse on the date of Retirement, and the Company shall issue such Shares promptly to the Participant.  The Performance Shares for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until the Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made and the Shares issued at the same time as issued to other Participants.  All remaining Performance

Shares that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of the Committee’s determination.

ARTICLE 5.
ADDITIONAL TERMS OF AWARDS

5.1          Applicable Provisions of the LTIP. The provisions of the LTIP relating to Restricted Stock and all administrative, governance and general provisions of the LTIP, apply to this Program. In the event of an inconsistency between the LTIP and this Program, this Program will control.

5.2          Conditions to Issuance of Shares.

(a)           All share certificates delivered pursuant to the Program and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(b)           No fractional Shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

ARTICLE 6.
MISCELLANEOUS PROVISIONS

6.1          Amendment, Suspension or Termination of the Program.  Subject to the terms of this Section 6.1, the Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program (in its entirety or as it applies to one or more specified Subsidiaries) with respect to Performance Periods that have not commenced as of the date of such Committee action; provided, however, the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant.